Exhibit 10.9

COUNTY BANCORP, INC.

2012 Equity Incentive Compensation Plan

Award Agreement

This Award Agreement, by and between County Bancorp, Inc. (“CBI” or “Company”), and                                          (“Participant”), is dated this      day of                     , 20     (“Grant Date”).

The Compensation Committee (“Committee”) of Investors Community Bank (“ICB”) recognizes the important role of the Participant in the success of ICB. As such, the Committee, pursuant to a delegation of authority from the board of directors of CBI, would like to reward the Participant with a stake in the ownership of CBI, subject to the terms and conditions contained within this individual award agreement (the “Award Agreement”). Accordingly, the Committee hereby grants the Participant the right to earn the equity awards described herein.

1. Plan Document Controls. All awards reflected in this Award Agreement (“Awards”) are granted pursuant to the County Bancorp, Inc. 2012 Equity Incentive Compensation Plan (the “Plan”), which is hereby incorporated by reference. The Awards are subject to all of the applicable provisions of the Plan as of the Grant Date, and in the event of any inconsistency between this Award Agreement and the terms of the Plan, the terms of the Plan shall control. A copy of the Plan is available on the Investors Community Bank Intranet and /or by contacting human resources. Capitalized terms that are not defined herein shall have the same definition as provided in the Plan.

2. Options.

a.	Grant of Options. The Company hereby grants to the Participant options (“Options”) to purchase shares of the Company’s common stock, par value $.01 per share (“Shares”), subject to the terms and conditions set forth below. The following table contains the designation of the Options granted hereunder as incentive stock options or nonqualified stock options, as well as the Option Price(s), vesting date(s), and expiration date(s) of the Options, and the number of Options that vest as of each such vesting date:

TYPE OF OPTIONS	NUMBER OF OPTIONS	OPTION PRICE	VESTING DATE	EXPIRATION DATE
Incentive Stock Options
Incentive Stock Options

b.	Earlier Vesting Events. Options granted hereunder shall fully vest and be immediately exercisable upon any of the following events:

i.	The Participant’s Termination of Employment due to death, Disability, or Retirement; or

ii.	The occurrence of a Change in Control.

c.	Manner of Exercise. Vested and unexpired Options may be exercised by the Participant, in whole or in part, by giving written notice to the Company, specifying the number of Shares that the Participant elects to purchase, the date on which such purchase is to be made, and such other representations that the Company may require pursuant to the terms of the Plan. Such notice shall be accompanied by the aggregate Option Price for the Options that are being exercised,

d.	Payment of Option Price. The Option Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent; (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided, if required to maintain favorable accounting treatment for the Options granted, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (iii) by a combination of (i) and (ii). To the extent permitted by the Federal Reserve Board’s Regulation T, the Committee may, in its sole discretion, allow a Participant to elect a cashless exercise of Options in whole or in part.

e.	Exercise Following Termination of Employment.

i.	If the Participant experiences a Termination of Employment due to death or Disability, Vested and unexpired Options may be exercised by the Participant (or by the Participant’s beneficiary, or if none, the personal representative of the Participant’s estate) until the earlier of (A) twelve (12) months following the date of such Termination of Employment; or (B) the expiration of the Option term.

ii.	If the Participant experiences a Termination of Employment due to Retirement, Vested and unexpired Options may be exercised by the Participant until the earlier of (A) three (3) months following the date of such Termination of Employment; or (B) the expiration of the Option term.

iii.	With respect to nonqualified stock options, if the Participant experiences a Termination of Employment for any reason other than Cause within twelve (12) months of a Change in Control, the Participant shall have until the earlier of: (A) twelve (12) months following such termination date; or (B) the expiration of the nonqualified stock option term, to exercise any such nonqualified stock option.

iv.	If the Participant experiences a Termination of Employment for any reason other than those listed above, Options may not be exercised following such Termination of Employment.

f.	Notice of Disqualifying Disposition of Incentive Stock Option Shares. If the Participant acquires Shares pursuant to the exercise of an incentive stock option, and thereafter sells or disposes of such Shares before the later of: (1) the date two years after the Grant Date; or (2) the date one year after the date of exercise, the Participant shall immediately notify the Company in writing of such disposition. The Participant agrees that he may be subject to income tax withholding by the Company on the income recognized by the Participant on such disposition.

g.	Rights as Shareholder. A Participant shall have none of the rights of a shareholder with respect to Shares covered by an Option until the Participant becomes the record holder of such Shares.

3. Stock Appreciation Rights.

a.	Grant of Freestanding Stock Appreciation Rights. The Company hereby grants to the Participant freestanding stock appreciation rights (“SARs”) covering Shares of the Company’s common stock, subject to the terms and conditions set forth below. The following table contains the Grant Price(s), vesting date(s), and expiration date(s) of the SARs, and the number of SARs that vest as of each such vesting date:

NUMBER OF SARs	GRANT PRICE	VESTING DATE	EXPIRATION DATE

b.	Earlier Vesting Events. SARs granted hereunder shall fully vest and be immediately exercisable upon any of the following events:

i.	The Participant’s Termination of Employment due to death, Disability, or Retirement; or

ii.	The occurrence of a Change in Control.

c.	Manner of Exercise. Vested and unexpired SARs may be exercised by the Participant, in whole or in part, by giving written notice to the Company, specifying the number of Shares in respect to which the SARs are exercised, the date on which such exercise is to occur, and such other representations that the Company may require pursuant to the terms of the Plan.

d.	Settlement of SAR. Upon exercise of all or a specified portion of a SAR, the Participant (or such other person entitled to exercise the SAR pursuant to this Award Agreement and the Plan) shall be entitled to receive from the Company, cash in an amount equal to the amount determined by multiplying:

i.	100% percent of the amount (if any) by which the Fair Market Value on the date of exercise of the SAR exceeds the Grant Price, by

ii.	The number of Shares with respect to which the SAR shall have been exercised.

e.	Exercise Following Termination of Employment.

i.	If the Participant experiences a Termination of Employment due to death or Disability, Vested and unexpired SARs may be exercised by the Participant (or by the Participant’s beneficiary, or if none, the personal representative of the Participant’s estate) until the earlier of (A) twelve (12) months following the date of such Termination of Employment; or (B) the expiration of the SAR term.

ii.	If the Participant experiences a Termination of Employment due to Retirement, Vested and unexpired SARs may be exercised by the Participant until the earlier of (A) three (3) months following the date of such Termination of Employment; or (B) the expiration of the SAR term.

iii.	If the Participant experiences a Termination of Employment for any reason other than Cause within twelve (12) months of a Change in Control, the Participant shall have until the earlier of: (A) twelve (12) months following such termination date; or (B) the expiration of the SAR term, to exercise any such SARs.

iv.	If the Participant experiences a Termination of Employment for any reason other than those listed above, SARs may not be exercised following such Termination of Employment.

4. Restricted Stock.

a.	Grant of Restricted Stock. The Company hereby grants to the Participant Shares of the Company’s common stock, subject to the terms and conditions and restrictions set forth below.

b.	Period of Restriction. Prior to , 20 (the “Vesting Date”), the shares of Restricted Stock granted hereunder shall not be subject to sale, assignment, pledge or other transfer of disposition by the Participant, except as provided in subsections 3(d)(i) and 7(b) below, or except by reason of an exchange or conversion of such shares because of merger, consolidation, reorganization or other corporate action. Any shares into which the granted shares may be converted or for which the granted shares may be exchanged in a merger, consolidation, reorganization or other corporate action shall be subject to the same transferability restrictions as the granted shares. The period between the Grant Date and the Vesting Date is the “Period of Restriction” for the shares of Restricted Stock granted herein.

c.	Voting and Dividend Rights. During the Period of Restriction, the Participant shall have the right to exercise full voting rights , and shall be credited with dividends paid, with respect to Restricted Stock that are held by the Participant and that have not been forfeited.

d.	Termination of Employment During Period of Restriction.

i.	If the Participant experiences a Termination of Employment during the Period of Restriction due to death, Disability, or Retirement, the Period of Restriction for shares of Restricted Stock granted hereunder that have not previously vested shall end, and such Restricted Stock shall become fully vested and transferable.

ii.	If the Participant experiences a Termination of Employment during the Period of Restriction for reasons other than death, Disability, or Retirement, the shares of Restricted Stock granted hereunder that have not previously vested shall be forfeited.

e.	Section 83(b) Election. The Participant acknowledges that: (1) the Restricted Stock granted pursuant to this Award Agreement is restricted property for purposes of Section 83(b) of the Internal Revenue Code and that the shares granted are subject to a substantial risk of forfeiture as therein defined until the year in which such shares are no longer subject to a substantial risk of forfeiture; and (2) the Participant may make an election to include the Fair Market Value of the shares in income in the year of the grant in which case no income is included in the year the shares are no longer subject to a substantial risk of forfeiture. Responsibility for determining whether or not to make such an election and compliance with the necessary requirements is the sole responsibility of the Participant.

5. Grant Date Fair Market Value. The Fair Market Value of each Share as of the Grant Date was $             Dollars and                      Cents ($            .    ).

6. Beneficiary Designation. The Participant may designate one or more beneficiaries who are entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no beneficiary is designated by the Participant, or if all beneficiaries designated by the Participant predecease the Participant or are otherwise ineligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the beneficiary shall be the Participant’s estate.

7. Employment. Neither the Awards reflected in this Award Agreement nor any benefits arising under the Plan shall constitute part of an employment contract between the Participant and the Company and/or its Subsidiaries. Nothing in the Plan or this Award Agreement shall interfere with or limit in any way the right of the Company and/or its Subsidiaries to terminate the Participant’s employment or other service relationship at any time, nor confer upon the Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company and/or its Subsidiaries.

8. Change in Control. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies:

a.	Any and all Options and granted hereunder shall become immediately exercisable; additionally, with respect to nonqualified stock options (but not incentive stock options), if a Participant’s employment is terminated for any other reason except Cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the nonqualified stock option term, to exercise any such nonqualified stock option;

b.	Any Period of Restriction for Restricted Stock granted hereunder that have not previously vested shall end, and such Restricted Stock shall become fully vested and transferable;

c.	Subject to the terms of the Plan, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

9. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10. Retirement and Welfare Plans. The Awards under this Award Agreement will not be included as “compensation” for purposes of computing benefits payable to the Participant under the Company’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing the Participant’s benefit.

11. Severability. In the event any provision of this Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Award Agreement, and the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

12. Transferability. Notwithstanding any provision of this Award Agreement to the contrary, Shares issued pursuant to Awards hereunder shall be subject to all restrictions on transfer applicable to Shares of Company common stock generally, including the provisions of Section 5.04 of the Company’s Bylaws and any other restriction that may hereafter be so imposed.

13. Governing Law, Jurisdiction, and Venue. This Award Agreement shall be governed by the laws of the State of Wisconsin, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Award Agreement to the substantive law of another jurisdiction. The Participant expressly agrees to submit to the exclusive jurisdiction and venue of the federal or state courts of Wisconsin to resolve any and all issues that may arise out of or relate to the Plan and/or this Award Agreement.

Dated: Fill in the Date

By:

County Bancorp, Inc.:	Participant:

William C Censky	Name
CEO and Chairman of the Board

Chairperson, Compensation Committee of Investors Community Bank

Recorded in Bank Tracking

BENEFICIARY DESIGNATION

COUNTY BANCORP, INC.

2012 EQUITY INCENTIVE COMPENSATION PLAN

I,                                         , designate the following as beneficiary of benefits under the Plan payable following my death:

Primary:

%

%

Contingent:

%

%

Notes:

•	Please PRINT CLEARLY or TYPE the names of the beneficiaries.

•	To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

•	To name your estate as beneficiary, please write “Estate of _[your name]_”.

•	Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name:

Signature:	Date:

SPOUSAL CONSENT (Required if Spouse not named beneficiary):

I consent to the beneficiary designation above, and acknowledge that if I am named beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

Spouse Name:

Signature:	Date:

Received by the Plan Administrator this      day of                     , 2    .

By:

Title: